Exhibit 99.1

FOR IMMEDIATE RELEASE

>   GLOBAL HEADQUARTERS:

200 INNOVATION WAY,

AKRON, OHIO 44316-0001

>   MEDIA WEBSITE:

WWW.GOODYEARNEWSROOM.COM

>   MEDIA CONTACT:

ED MARKEY

330.796.8801

EMARKEY@GOODYEAR.COM

>   ANALYST CONTACT:

CHRISTINA ZAMARRO

330.796.1042

CHRISTINA_ZAMARRO@GOODYEAR.COM

NEWS RELEASE

GOODYEAR ANNOUNCES PRICING OF $600 MILLION OF SENIOR NOTES

AKRON, Ohio, May 13, 2020 – The Goodyear Tire & Rubber Company today announced that it has priced its offering of $600 million aggregate principal amount of 5-year senior notes. The notes will be senior unsecured obligations of the company.

The notes will be offered to the public at a price of 100% of their principal amount and will bear interest at a rate of 9.5% per annum. Goodyear expects the offering to close on May 18, 2020, subject to customary closing conditions.

Goodyear intends to use the net proceeds from this offering for general corporate purposes, which may include repaying or redeeming the company’s outstanding 8.75% Notes due 2020 (the “2020 Notes”) at or prior to their maturity of August 15, 2020. Currently, there is approximately $282 million in aggregate principal amount of the 2020 Notes outstanding. Pending the use of proceeds as described above, a portion of the net proceeds from this offering may be temporarily applied to repay outstanding balances under the company’s revolving credit facilities.

Goldman Sachs & Co. LLC; Barclays Capital Inc.; BNP Paribas Securities Corp.; BofA Securities, Inc.; Citigroup Global Markets Inc.; Credit Agricole Securities (USA) Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; and Wells Fargo Securities, LLC are acting as the joint book-running managers for the offering. BBVA Securities Inc.; Banco Bradesco BBI S.A.; MUFG Securities Americas Inc.; Natixis Securities Americas LLC; PNC Capital Markets LLC; SMBC Nikko Securities America, Inc.; and UniCredit Capital Markets LLC are acting as co-managers for the offering.

The offering was made under an effective shelf registration statement that was filed with the U.S. Securities and Exchange Commission and became automatically effective on May 13, 2020.

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The offering of the notes may be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from:

Goldman Sachs & Co. LLC	The Goodyear Tire & Rubber Company
Prospectus Department	Investor Relations Department
200 West Street	200 Innovation Way
New York, NY 10282	Akron, OH 44316
Telephone: 866-471-2526	Telephone: 330-796-3751

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Goodyear is one of the world’s largest tire companies. It employs about 63,000 people and manufactures its products in 46 facilities in 21 countries around the world.

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: the impact on us of the COVID-19 pandemic; our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; foreign currency translation and transaction risks; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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